EXHIBIT 99.1

Global Geophysical Reports Second Quarter Results

HOUSTON, July 31, 2012 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) today announced financial results for its second quarter ended June 30, 2012.

Second Quarter Highlights

  Revenues increased 14% to $97.4 million driven by growth in Proprietary Services activities compared to $85.3 million for the second quarter of 2011.
  International revenues represented 56% of the company's revenues for the quarter, up from 50% in the second quarter of 2011.
  EPS of $0.07 per share for Q2 2012 compared to $0.02 per share in the second quarter of 2011.
  Proprietary Services gross margin was 20.3% in the second quarter, compared with 12.4% in the second quarter of 2011. Proprietary Services revenues represented 60% of the quarter's revenues.
  Multi-client late sales revenues were $10.6 million during the second quarter of 2012, compared to $7.2 million during the second quarter of 2011. Year to date late sales are 47% above the comparable period in 2011.
  Global has transitioned 55% of its land recording instrumentation capacity to its proprietary AUTOSEIS® (1) HDR nodal system.
  The company was awarded and completed its first passive microseismic monitoring program and continues to be awarded a number of programs over which to apply its patented Tomographic Fracture Imaging TM (TFI) techniques.
  Bidding activity remains robust, particularly in the Western Hemisphere. Second quarter bid volume was nearly double the level for the first quarter. Backlog at June 30, 2012 was $174 million.
  Global's Eastern Hemisphere assets, focused in Iraq, are contracted for the duration of 2012. The company is evaluating opportunities to increase crew count in the area to support 2013 activities.

Richard Degner, President and CEO, commented:

"The company experienced mixed results in the second quarter. International activities and Proprietary Services increased in their relative contributions to the company's performance. Although experiencing strong year-over-year increases in revenues, margins and EPS, our top-line growth rate for the quarter was tempered by start-up and permit delays in a few data acquisition programs. We expect those issues to be normalized in the second half and facilitate margin stability for data acquisition services.

Bid activity volumes remain robust, including within the North American market. We are expecting to see the flow-through of increased bid-volumes into the order book during the second half. A subset of those opportunities is also expected to be realized in book and turn revenues during the third and fourth quarters.

Data Library programs remain within the company's objective of achieving 100% or more in cash investment pre-funding. Facilitating this objective is the technical differentiation of Global's multi-client offering. Integrating Autoseis-enabled program design, passive microseismic monitoring and predictive interpretation services is allowing the company to define the road map for next generation library assets.

During the quarter, Global commenced the expansion of its library footprint to international markets. Using proprietary Autoseis technology and Vibroseis sources, the company has commenced its first Brazilian on-shore multi-client survey, in line with target financial measures. We expect to see expansion of this opportunity over the coming quarters.

AUTOSEIS® HDR nodal systems are now the company's primary recording platform. We expect nearly two-thirds of our instrumentation portfolio to be nodal during the second half of this year. We continue to focus on sales of legacy assets to fund the remainder of the platform transition. Having reached our target portfolio composition, the company is evaluating alternative channels for driving value from our Autoseis business. These include facilitating their access by third parties.

Global remains well positioned with its asset base and services mix to take advantage of a broad array of worldwide geoscience opportunities."

Second Quarter Results

The following table sets forth our consolidated revenues for the three months ended June 30, 2012 and for the corresponding period of 2011 (amounts in millions):

	Three Month Period Ended
	June 30,
Revenues by Service	(unaudited)
	2012		2011
	Amount	%	Amount	%
Proprietary Services	$ 58.6	60%	$ 46.4	54%
Multi-client Services	38.8	40%	38.9	46%
Total	$ 97.4	100%	$ 85.3	100%

	Three Month Period Ended
	June 30,
Revenues by Area	(unaudited)
	2012		2011
	Amount	%	Amount	%
United States	$ 43.3	44%	$ 42.8	50%
International	54.1	56%	42.5	50%
Total	$ 97.4	100%	$ 85.3	100%

We recorded revenues of $97.4 million for the three months ended June 30, 2012 compared to $85.3 million for the same period of 2011, an increase of $12.1 million, or 14%.

We recorded revenues from Proprietary Services of $58.6 million for the three months ended June 30, 2012 compared to $46.4 million for the same period of 2011, an increase of $12.2 million or 26%. Of this amount, the increase related to our international Proprietary operations was $11.6 million. The increase of $11.6 million was largely driven by an increase in our crew activities in Brazil and Kurdistan.

Multi-client Services generated revenues of $38.8 million for the three months ended June 30, 2012 compared to $38.9 million for the same period of 2011, a decrease of $0.1 million. The $38.8 million in Multi-client Services revenues included $10.6 million of late sale revenues, $24.7 million of pre-commitment revenues, and $3.5 million in Non-cash data swap transactions. This compared to $7.2 million in late sales revenues, $31.6 million of pre-commitment revenues, and $0.1 million in Non-cash data swap transactions during the same period of 2011. Table 3 provides selected data regarding our Multi-client Services Library activities.

Income from Operations for the quarter ended June 30, 2012 was 14% of revenue, compared to 9% in the same period of 2011.

Included within operating expenses is Multi-client Services amortization of $25.8 million, representing a 66% effective amortization rate. Gross depreciation expense for the quarter was $9.5 million, of which $3.1 million was capitalized in connection with our Multi-client Services library investments resulting in net depreciation expense of $6.4 million.

Backlog at June 30, 2012 was approximately $174 million comprised of $41 million for Proprietary Services and $133 Million for Multi-Client Services. Backlog at March 31, 2012 was $206 million.

Six Months Ended June 30, 2012 Results

The following table sets forth our consolidated revenues for the six months ended June 30, 2012 and for the corresponding period of 2011 (amounts in millions):

	Six Month Period Ended
	June 30,
Revenues by Service	(unaudited)
	2012		2011
	Amount	%	Amount	%
Proprietary Services	$ 123.4	64%	$ 85.5	53%
Multi-client Services	70.1	36%	76.6	47%
Total	$ 193.5	100%	$ 162.1	100%

	Six Month Period Ended
	June 30,
Revenues by Area	(unaudited)
	2012		2011
	Amount	%	Amount	%
United States	$ 93.1	48%	$ 84.0	52%
International	100.4	52%	78.1	48%
Total	$ 193.5	100%	$ 162.1	100%

We recorded revenues of $193.5 million for the six months ended June 30, 2012 compared to $162.1 million for the same period ended in 2011, an increase of $31.4 million, or 19%.

We recorded revenues from Proprietary Services of $123.4 million for the six months ended June 30, 2012, compared to $85.5 million for the same period in 2011, an increase of $37.9 million, or 44%. Of this amount, the increase related to our U.S. Proprietary operations was $15.7 million. The international revenues for the six months ended June 30, 2012 increased by $22.3 million compared to the corresponding period in 2011. The increase of $22.3 million was largely driven by an increase in our crew activities in Poland, Brazil and Kurdistan.

Multi-client Services generated revenues of $70.1 million for the six months ended June 30, 2012 compared to $76.6 million for the same period of 2011, a decrease of $6.5 million, or 8%.  The $70.1 million in Multi-client Services revenues included $25.3 million of late sale revenues, $40.3 million of pre-commitment revenues, and $4.5 million in Non-cash data swap transactions. This compared to $17.6 million in late sales revenues, $58.0 million of pre-commitment revenues, and $1.0 million in Non-cash data swap transactions during the same period of 2011. Table 3 provides selected data regarding our Multi-client Services Library activities.

Income from Operations for the six months ended June 30, 2012 was 17% of revenue, compared to 12% in the same period of 2011.

Included within operating expenses is Multi-client Services amortization of $48.1 million, representing a 69% effective amortization rate. Gross depreciation expense for the quarter was $19.6 million, of which $6.1 million was capitalized in connection with our Multi-client Services library investments resulting in net depreciation expense of $13.5 million. Table 2 provides a reconciliation of Net Income to EBITDA (a non-GAAP measure).

Conference Call and Webcast Information

Global Geophysical has scheduled a conference call as detailed below:

Conference Topic: Global Geophysical Services Q2 Earnings Call
Date of Call: Wednesday, August 1, 2012
Time of Call: 10:00 a.m. Eastern Time (9:00 a.m. Central; 8:00 a.m. Mountain; 7:00 a.m. Pacific)

Participant Operator Assisted Toll-Free Dial-In Number: (877) 312-5527
Participant Operator Assisted International Dial-In Number: (253) 237-1145

Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/.

The webcast from the call will be available for on-demand replay on our investor relations website at: http://ir.globalgeophysical.com/results.cfm

About Global Geophysical Services, Inc.

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, Multi-client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution.  GGS' combined product and service offerings provide the ability to Gain InSight™ in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas. To learn more about GGS, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300.

(1)AUTOSEIS® is a registered trademark of GGS, and hereinafter all references to the term AUTOSEIS or Autoseis shall refer to AUTOSEIS®.

Forward-Looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this earnings release that address activities, events or developments that Global Geophysical expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include but are not limited to statements about business outlook for the year, backlog and bid activity, business strategy, and related financial performance and statements with respect to future events. Such forward-looking statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other information currently available to management and believed to be appropriate.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, delays, reductions or cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources, and operational disruptions. Global Geophysical Services Form 10-K for the year ended December 31, 2011, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Global's business, results of operations, and financial condition. These forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategies and liquidity. Although the Company believes that the expectations reflected in such statements are reasonable, the Company can give no assurance that such expectations will be correct. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. We assume no obligation to update any such forward-looking statements.

Backlog estimates are based on a number of assumptions and estimates including assumptions related to foreign exchange rates, proportionate performance of contracts and our valuation of assets, such as seismic data, to be received by us as payment under certain agreements. The realization of our backlog estimates are further affected by our performance under term rate contracts, as the early or late completion of a project under term rate contracts will generally result in decreased or increased, as the case may be, revenues derived from these projects. Contracts for services are occasionally modified by mutual consent and may be cancelable by the client under certain circumstances. Consequently, backlog as of any particular date may not be indicative of actual operating results for any future period. More information can be found set forth under "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission.

Unless the context otherwise indicates, references in this press release to "Global Geophysical Services," "Global Geophysical," "Global," "GGS," the "Company," "we," "us," "our," or "ours" refer to Global Geophysical Services, Inc. and its direct and indirect subsidiaries.

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company believes EBITDA is useful to an investor in evaluating our operating performance because this measure is widely used by investors in the energy industry to measure a company's operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon, among other factors, accounting methods, book value of assets, capital structure and the method by which assets were acquired. The Company further believes EBITDA helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from the Company's operating structure. EBITDA is also used as a supplemental financial measure by the Company's management in presentations to our board of directors, as a basis for strategic planning and forecasting, and as a component for setting incentive compensation.

EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:

  EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capital commitments;
  EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, our debt;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;
  and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Month Period Ended		Six Month Period Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

REVENUES	$ 97,372	$ 85,301	$ 193,483	$ 162,136

OPERATING EXPENSES	71,975	65,999	132,668	121,074

GROSS PROFIT	25,397	19,302	60,815	41,062

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	12,086	11,225	27,626	22,236

INCOME FROM OPERATIONS	13,311	8,077	33,189	18,826

OTHER INCOME (EXPENSE)
Interest expense, net	(7,934)	(6,283)	(15,049)	(12,090)
Foreign exchange gain (loss)	(939)	884	(1,049)	1,701
Other expense	(236)	--	(420)	(1)
TOTAL OTHER EXPENSE	(9,109)	(5,399)	(16,518)	(10,390)

INCOME BEFORE INCOME TAXES	4,202	2,678	16,671	8,436

INCOME TAX EXPENSE	1,706	1,943	7,455	4,955

INCOME AFTER INCOME TAXES	2,496	735	9,216	3,481

NET INCOME (LOSS), attributable to non-controlling interests	(50)	150	(260)	106

NET INCOME, attributable to common shareholders	$ 2,546	$ 585	$ 9,476	$ 3,375

INCOME PER COMMON SHARE
Basic	$ 0.07	$ 0.02	$ 0.26	$ 0.09
Diluted	$ 0.07	$ 0.02	$ 0.26	$ 0.09

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	37,247	36,431	37,143	36,420
Diluted	37,247	36,749	37,143	36,726

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 23,940	$ 21,525
Restricted cash investments	2,821	5,639
Accounts receivable, net	76,869	86,889
Income and other taxes receivable	3,385	7,060
Prepaid expenses and other current assets	7,587	6,050
TOTAL CURRENT ASSETS	114,602	127,163

MULTI-CLIENT LIBRARY, net	272,790	232,235

PROPERTY AND EQUIPMENT, net	116,512	118,420

GOODWILL	12,381	12,381

INTANGIBLE ASSETS, net	14,248	9,929

OTHER ASSETS	7,836	6,245

TOTAL ASSETS	$ 538,369	$ 506,373

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(In thousands, except share and per share data)

	June 30,	December 31,
	2012	2011
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 41,306	$ 55,764
Current portion of long-term debt	13,896	11,416
Current portion of capital lease obligations	6,300	7,256
Income and other taxes payable	3,020	5,169
Deferred revenue	38,601	39,560
Other payables	4,069	821
TOTAL CURRENT LIABILITIES	107,192	119,986

DEFERRED INCOME TAXES, net	5,465	2,120

LONG-TERM DEBT, net of current portion and unamortized discount	296,201	265,873

CAPITAL LEASE OBLIGATIONS, net of current portion	1,106	2,613

NON-CONTROLLING INTERESTS	1,209	1,469

OTHER LIABILITIES	750	750

TOTAL LIABILITIES	411,923	392,811

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common Stock, $0.01 par value, 100.0 million shares authorized, 47.1 million shares and 46.7 million shares issued and 37.3 million shares and 37.0 million shares outstanding at June 30, 2012 and December 31, 2011, respectively	471	467
Additional paid-in capital	249,509	246,104
Accumulated deficit	(27,008)	(36,484)
	222,972	210,087
Less: treasury stock, at cost, 9.7 million shares and 9.7 million shares at June 30, 2012 and December 31, 2011, respectively	96,526	96,525
TOTAL STOCKHOLDERS' EQUITY	126,446	113,562

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 538,369	$ 506,373

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Month Period Ended
	June 30,
	2012	2011
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income, attributable to common shareholders	$ 9,476	$ 3,375
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (net) and amortization expense	63,158	67,531
Non-cash revenue from Multi-client data exchange	(4,442)	(1,057)
Deferred tax expense	3,344	938
Gain on sale of assets	(9,881)	(1,113)
Other	3,586	3,327
Effects of changes in operating assets and liabilities
Accounts receivable, net	10,020	(13,469)
Prepaid expenses and other current assets	(2,234)	(3,241)
Accounts payable and accrued expenses	(14,458)	(1,457)
Deferred revenue	(1,105)	9,625
Other	2,352	(2,816)
NET CASH PROVIDED BY OPERATING ACTIVITIES	59,816	61,643

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(18,949)	(13,966)
Investment in Multi-client library	(79,770)	(102,084)
Investment in unconsolidated subsidiary	(500)	--
Change in restricted cash investments	2,818	(3,240)
Purchase of intangibles	(2,849)	(1,000)
Proceeds from sale of assets	14,107	9,067
NET CASH USED IN INVESTING ACTIVITIES	(85,143)	(111,223)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of discount	54,733	5,067
Principal payments on long-term debt	(5,453)	(3,093)
Net (payments) proceeds on revolving credit facility	(16,940)	33,500
Debt issuance costs	(1,364)	--
Principal payments on capital lease obligations	(3,665)	(981)
Purchase of treasury stock	(1)	(703)
Issuances of stock, net	432	706
NET CASH PROVIDED BY FINANCING ACTIVITIES	27,742	34,496

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,415	(15,084)

CASH AND CASH EQUIVALENTS, beginning of period	21,525	28,237

CASH AND CASH EQUIVALENTS, end of period	$ 23,940	$ 13,153

Global Geophysical Services
Table 1: Segment Gross Margin Analysis (UNAUDITED)
(In thousands, except percentages)

	Three Month Period Ended				Six Month Period Ended
	June 30,				June 30,
	2012		2011		2012		2011

Proprietary Services
Revenues	$ 58,578		$ 46,449		$ 123,413		$ 85,490
Operating expenses (1)	$ 46,662		$ 40,702		$ 94,422		$ 70,332
Gross margin	$ 11,916	20.3%	$ 5,747	12.4%	$ 28,991	23.5%	$ 15,158	17.7%

Multi-client Services
Pre-Commit Revenue	$ 24,674		$ 31,567		$ 40,317		$ 57,957
Late Sale Revenue	10,610		7,201		25,311		17,632
Non-Cash Data Swap Revenue	3,510		84		4,442		1,057
Revenues	$ 38,794		$ 38,852		$ 70,070		$ 76,646
Operating expenses (2)	25,771		26,345		48,127		51,855
Gross margin	$ 13,023	33.6%	$ 12,507	32.2%	$ 21,943	31.3%	$ 24,791	32.3%

Consolidated
Revenues	$ 97,372		$ 85,301		$ 193,483		$ 162,136
Operating expenses (1)	72,433		67,047		142,549		122,187
Gain on sale of assets	(458)		(1,048)		(9,881)		(1,113)
Gross margin	$ 25,397	26.1%	$ 19,302	22.6%	$ 60,815	31.4%	$ 41,062	25.3%

SG&A	$ 12,086		$ 11,225		$ 27,626		$ 22,236
Operating income	$ 13,311	13.7%	$ 8,077	9.5%	$ 33,189	17.2%	$ 18,826	11.6%

(1) Excludes gain/loss on sale of assets;
(2) Represents Multi-client amortization expense.

Global Geophysical Services
Table 2: Reconciliation of Net Income to EBIT and EBITDA (a Non-GAAP Measure)(1) (UNAUDITED)
(In thousands, except per share amounts)

	Three Month Period Ended				Six Month Period Ended
	June 30,				June 30,
	2012		2011		2012		2011
	(in thousands, except per share amounts)				(in thousands, except per share amounts)
UNAUDITED	Amount	Per Share (3)	Amount	Per Share (3)	Amount	Per Share (3)	Amount	Per Share (3)

Net income, attributable to common shareholders	$ 2,546	$ 0.07	$ 585	$ 0.02	$ 9,476	$ 0.26	$ 3,375	$ 0.09

Net income (loss), attributable to non-controlling interests	(50)		150		(260)		106
Income tax expense	1,706		1,943		7,455		4,955
Interest expense, net	7,934		6,283		15,049		12,090
EBIT(1)	12,136	$ 0.33	8,961	$ 0.24	31,720	$ 0.85	20,526	$ 0.56

Add: Multi-client amortization	25,771		26,345		48,127		51,855
Add: Net depreciation and other amortization (2)	6,709		6,229		5,149		14,563
EBITDA(1)	$ 44,616	$ 1.20	$ 41,535	$ 1.13	$ 84,996	$ 2.28	$ 86,944	$ 2.37

(1) EBIT, EBITDA, EBIT per share and EBITDA per share (as defined in the calculations above) are non GAAP measurements.
(2) Includes gain (loss) of sale of assets and includes amortization of intangibles.
(3) Calculated using diluted weighted average shares outstanding.

Global Geophysical Services
Table 3: Selected Multi-client Services additional data (UNAUDITED)
(In thousands, except square miles and amortization rates)

	2009	2010	2011	YTD 2012	Q2-2012	Q2-2011
Multi-client Services revenues (period)
Pre-commitments	$ 13,365	$ 109,109	$ 126,002	$ 40,317	$ 24,674	$ 31,567
Late sales	2,250	16,376	48,319	25,311	10,610	7,201
Subtotal	$ 15,615	$ 125,485	$ 174,321	$ 65,628	$ 35,284	$ 38,768
Non-cash data swaps	8,880	9,382	3,113	4,442	3,510	84
Total Revenue	$ 24,495	$ 134,867	$ 177,434	$ 70,070	$ 38,794	$ 38,852

Multi-client Services amortization	$ 18,629	$ 92,702	$ 112,668	$ 48,128	$ 25,771	$ 26,345
Average amortization rate (%)	76%	69%	64%	69%	66%	68%

Revenues (cumulative)
Pre-commitments	$ 38,350	$ 147,459	$ 273,461	$ 313,778	$ 313,778	$ 205,416
Late sales	2,250	18,626	66,945	92,256	92,256	36,258
Subtotal	$ 40,600	$ 166,085	$ 340,406	$ 406,033	$ 406,033	$ 241,674
Non-cash data swaps	8,880	18,262	21,375	25,817	25,817	19,319
Total Revenue	$ 49,480	$ 184,347	$ 361,781	$ 431,851	$ 431,851	$ 260,993

Amortization (cumulative)	$ 37,774	$ 130,476	$ 243,144	$ 291,272	$ 291,272	$ 182,331
Average amortization rate (%)	76%	71%	67%	67%	67%	70%

Multi-client Services investment (period)
Cash	$ 34,353	$ 170,755	$ 177,746	$ 79,770	$ 37,429	$ 49,294
Capitalized depreciation	3,729	20,369	16,901	6,076	3,117	4,531
Non-cash data swaps (1)	8,880	10,079	4,360	2,837	4,288	715
Total	$ 46,962	$ 201,203	$ 199,007	$ 88,683	$ 44,834	$ 54,540

Investment (cumulative)
Cash	$ 59,522	$ 230,277	$ 408,023	$ 487,793	$ 487,793	$ 332,361
Capitalized depreciation	6,767	27,136	44,037	50,113	50,113	36,334
Non-cash data swaps (1)	8,880	18,959	23,319	26,156	26,156	20,648
Total	$ 75,169	$ 276,372	$ 475,379	$ 564,062	$ 564,062	$ 389,343

Cumulative amortization	$ 37,774	$ 130,476	$ 243,144	$ 291,272	$ 291,272	$ 182,331
Multi-client net book value	$ 37,395	$ 145,896	$ 232,235	$ 272,790	$ 272,790	$ 207,012

Multi-client Services backlog at period end	$ 65,700	$ 137,430	$ 122,781	$ 126,125	$ 126,125	$ 152,000
Multi-client Services deferred balance at period end	$ 37,213	$ 41,059	$ 35,774	$ 36,338	$ 36,338	$ 50,997
Square Miles of Data Library at period end (approximately)	900	3,700	6,700	7,770	7,700	5,300

(1)Includes non-cash data swap investment recorded as deferred revenue.
CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com

         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008